Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officer of TEO Foods Inc., (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”) that to his knowledge: 1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and 2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 28, 2018

/s/ John O’Keefe

John O’Keefe

Chief Financial Officer and Principal Financial Officer